FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                -----------------

The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of First Aviation Services Inc. will be held at the offices of First Aviation Services Inc., 15 Riverside Avenue, Westport, CT 06880 on Tuesday, July 10, 2001 at 9:30 a.m. for the following purposes:

                  1. To elect two directors for a term to expire at the Annual Meeting of Stockholders in the year 2004.

                  2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2002.

                  3. To consider and vote upon a proposal to amend the First Aviation Services Inc. Stock Incentive Plan.

                  4. To act upon any and all matters incident to the foregoing and transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

The Board of Directors, by resolution, has fixed the close of business on May 15, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the Annual Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Regardless of how many shares you own, your vote is very important. Please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                             By order of the Board of Directors,

                                             John A. Marsalisi
                                             Secretary

Westport, Connecticut
May 30, 2001

                          FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880

                                 ---------------

                                 PROXY STATEMENT

                                -----------------

                                  Introduction

This proxy statement is furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of First Aviation Services Inc., a Delaware Corporation ("First Aviation" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company's 2001 Annual Meeting of Stockholders to be held on July 10, 2001, and at any adjournment or postponement thereof (the "Annual Meeting"). The Notice of Annual Meeting, this proxy statement, the accompanying proxy, the Company's Annual Report and Form 10-K are first being mailed to Stockholders on or about May 30, 2001.

The Company's principal executive offices are located at 15 Riverside Avenue, Westport, Connecticut 06880. Additional information about the Company can be found on the Company's worldwide web site at www.firstaviation.com, or www.apiparts.com.

Record Date

The Board of Directors has fixed the close of business on May 15, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each such stockholder will be entitled to one vote on all matters to come before the Annual Meeting for each share of Common Stock held on the Record Date and may vote in person or by proxy authorized in writing. On the Record Date, there were 7,190,268 shares of Common Stock issued and outstanding.

Matters to Be Considered

At the Annual Meeting, stockholders will be asked to consider and vote upon the election of two directors for a term to expire at the Annual Meeting of Stockholders in the year 2004, to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2002, and to adopt a proposal to amend the First Aviation Services Inc. Stock Incentive Plan. The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Quorum; Required Votes

In order to transact business at the Annual Meeting, a majority of the shares of Common Stock issued and outstanding on the Record Date must be present in person or represented by proxy at the Annual Meeting. Shares that are voted "FOR", "AGAINST", or "WITHHELD FROM" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and will be included in determining the number of shares that are represented and voted at the Annual Meeting with respect to such matter.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the nominated directors. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for the nominees or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not be counted towards the nominee's achievement of a plurality.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2002, and for the adoption of an amendment to the First Aviation Services Inc. Stock Incentive Plan. With respect to broker non-votes, the shares will be counted for purposes of determining the presence or absence of a quorum, but will not be considered entitled to vote at the Annual Meeting for such matter and thus broker non-voters will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which the majority is calculated.

Voting and Revocation of Proxies

Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company's Transfer Agent and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, shares represented by properly executed proxies will be voted "FOR" the election of the nominees for director named herein, "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2002, and "FOR" the adoption of an amendment to the First Aviation Services Inc. Stock Incentive Plan.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Company's Transfer Agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, written notice of such revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.


1. Election of Directors (Proposal No. 1)

Nominees for election to the Board of Directors for a term expiring at the Annual Meeting of Stockholders in the year 2004.

Michael C. Culver

Robert L. Kirk

The nominees for director are Michael C. Culver and Robert L. Kirk. The Company's Certificate of Incorporation provides for a Board of Directors composed of three classes, each with a term of office of three years, expiring sequentially at successive Annual Meetings of Stockholders. The Board of Directors currently is comprised of six directors, two directors each in Class I, Class II and Class III. The classes distinguish term of office only. If elected, the two nominees will serve for a term to expire at the annual meeting of stockholders in the year 2004.

The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. The nominees at present are available for election as members of the Board of Directors. If the nominees are unable to serve, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate.

Background information for the two nominees as well as the four directors continuing in office can be found under the caption "Executive Officers and Directors".

The Board of Directors recommends a vote FOR the election of Michael C. Culver and Robert L. Kirk.


Members of the Board of Directors Continuing in Office:

Terms Expire at the 2002 Annual Meeting of Stockholders

John A. Marsalisi

Charles B. Ryan

Terms Expire at the 2003 Annual Meeting of Stockholders

Aaron P. Hollander

Stanley J. Hill


Executive Officers and Directors

The executive officers and directors of the Company are as follows:

Name                       Age              Positions

Aaron P. Hollander         44       Chairman of the Board

Michael C. Culver          50       President, Chief Executive Officer and Director

Gerald E. Schlesinger      56       Senior Vice President

John A. Marsalisi          45       Chief Financial Officer, Secretary and Director

Stanley J. Hill            59       Director

Robert L. Kirk             72       Director

Charles B. Ryan            50       Director


         Aaron P. Hollander co-founded and has served as Chairman of the Board of Directors of the Company since March 1995. In 1985, Mr. Hollander, along with Mr. Culver, co-founded First Equity Group Inc. ("First Equity Group"), and its aerospace investment advisory subsidiary, First Equity Development Inc. (collectively, "First Equity"). Mr. Hollander has served as President and Co-Chief Executive Officer of First Equity Group since that time.

         Michael C. Culver co-founded and has served as President, Chief Executive Officer and Director of the Company since March 1995. Mr. Culver also serves as Chairman of the Board of the Company's majority owned subsidiary, Aerospace Products International Inc. ("API") and Chief Executive Officer of the Company's wholly owned subsidiary, AeroV Inc. In June 1995 Mr. Culver became a director of National Airmotive Corporation ("NAC"), a former wholly owned subsidiary of the Company. In August 1996 he became NAC's Chairman and in June 1997 he became its Chief Executive Officer. Mr. Culver's relationship with NAC terminated with the Company's sale of NAC on November 1, 1999. Mr. Culver co-founded First Equity, along with Mr. Hollander, and has served as Co-Chief Executive Officer of First Equity Group since that time.

         Gerald E. Schlesinger became Senior Vice President upon his employment by the Company in June 1997. He also is President and Chief Executive officer of API. From November 1993 to June 1997, Mr. Schlesinger was affiliated with the SK Group and served as its Managing Principal. The SK Group provides consulting and management advisory services to its clients. Prior to November 1993, Mr. Schlesinger served as Executive Vice-President, CFO and CIO for Butler Aviation.

         John A. Marsalisi has served as Chief Financial Officer, Secretary and Director of the Company since March 1995. Since December 2000, Mr. Marsalisi has served as Chief Financial Officer of API. He has been an officer of First Equity since 1996. In June 1995, Mr. Marsalisi became a director of NAC. Mr. Marsalisi also served as Chief Financial Officer of NAC from August 1996 to August 1998. Mr. Marsalisi's relationship with NAC terminated with the Company's sale of NAC on November 1, 1999. From 1991 to May 1996, Mr. Marsalisi was Director of Taxes for Omega Engineering. Prior to joining Omega Engineering, Mr. Marsalisi was Director of Taxes for the Entrepreneurial Services Group of Ernst & Young LLP's Stamford, Connecticut office. Mr. Marsalisi is a Certified Public Accountant.

         Stanley J. Hill became a Director in December 2000. In 2000, Mr. Hill retired as the President, Chief Executive Officer and Chairman of Kaiser Aerospace and Electronics Corporation and its parent, K Systems, Inc. (collectively, "Kaiser Aerospace"). Mr. Hill had been associated with Kaiser Aerospace for nearly 30 years.

         Robert L. Kirk became a Director in March 1997. In 1998, Mr. Kirk retired as the Chairman of British Aerospace Holdings, Inc., an international aerospace corporation. Mr. Kirk had been Chairman since 1992. Mr. Kirk served as Chairman and Chief Executive Officer of CSX Transportation, Inc., the railroad subsidiary of CSX Corporation, from 1990 to 1992, and was Chairman and Chief Executive Officer of Allied-Signal Aerospace Co. from 1986 to 1989.

         Charles B. Ryan became a Director in March 1997. Since 1986, Mr. Ryan has been the President and Chief Operating Officer of Nordam Group Inc., a manufacturer and overhaul agency of airframe components, nacelles and thrust reversers. Mr. Ryan has been associated with Nordam Group Inc. since 1976. Mr. Ryan also is a Director of F&M Bank & Trust Company.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 15, 2001 by (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Each of the persons listed in the table maintains an address at 15 Riverside Avenue Westport, Connecticut 06880, unless otherwise indicated.


Name and Address                                    Amount and Nature of
of  Beneficial Owner                              Beneficial Ownership (3)                       Percent of Class
--------------------                              ------------------------                       ----------------

First Equity Group Inc. (1)                              3,756,595                                    50.9%
Aaron P. Hollander (1)                                   3,756,595                                    50.9%
Michael C. Culver (1)                                    3,756,595                                    50.9%
Wynnefield Capital Management, LLC (2)                   2,180,892                                    29.5%
     One Penn Plaza, Suite 4720
     New York, NY  10119
Gerald E. Schlesinger                                      115,312                                     1.6%
     Aerospace Products International Inc.
     3778 Distriplex Drive North
     Memphis, TN  38118
John A. Marsalisi                                           99,483                                     1.4%
Stanley J. Hill                                              1,391                                        *
Robert L. Kirk                                              20,380                                        *
Charles B. Ryan                                             54,930                                        *
All directors and executive
     officers as a group (7 persons)                     4,048,091                                    54.8%
----------------------------------

* less than 1%

     (1) Aaron P. Hollander and Michael C. Culver own, in the aggregate, all of the outstanding shares of First Equity Group Inc.
     (2) Based upon a Form 4 dated May 7, 2001 and the Company's knowledge, Wynnefield Capital Management, LLC is composed of the Wynnefield Partners Small Cap Value, L.P., Channel Partnership II L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., and the Wynnefield Small Cap Value, L.P.I.
     (3) Includes shares of common stock issuable pursuant to vested stock option grants awarded under the First Aviation Services Inc. Stock Incentive Plan in the amounts of 110,000 and 85,000, respectively, for Mr. Schlesinger and Mr. Marsalisi.


Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission (the "SEC"). Directors and executive officers are required to furnish the Company with copies of all
Section 16 (a) forms that they file. Based upon a review of these filings, the Company believes that all such filings were made on a timely basis for the year ended January 31, 2001.

Section 16 (a) of the Exchange Act also requires ten percent shareholders to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Ten percent shareholders are required to furnish the Company with copies of all Section 16 (a) forms that they file. Based upon a review of copies of filings submitted to the Company, the Company believes that all filings were made on a timely basis for the year ended January 31, 2001.

Committees of the Board of Directors and Meeting Attendance

During a majority of the year ended January 31, 2001, the Company's Board of Directors was comprised of Messrs. Culver, Hollander, Kirk, Marsalisi, Ryan, and Mr. Joshua S. Friedman. In December 2000 Mr. Friedman resigned and Mr. Hill was appointed to fill the vacancy by a unanimous vote of the remaining directors. The Board of Directors held four regularly scheduled meetings during the year ended January 31, 2001. Each director attended at least 75% of the meetings of the Board of Directors and at least a majority of the meetings of committees on which he served while a member thereof.

The Board of Directors has the following standing committees, which were first established in March 1997.

Executive Committee

The Executive Committee consists of two directors of the Company, Messrs. Culver and Hollander. The Executive Committee has the power and authority to exercise all of the powers and authority of the Board of Directors in managing the business affairs of the Company, except that it does not have the power and authority to: (i) amend the Certificate of Incorporation or Bylaws of the Company; (ii) adopt an agreement of merger or consolidation or to recommend to stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (iii) recommend to stockholders a dissolution of the Company or a revocation of the dissolution; or (iv) declare a dividend or authorize the issuance of stock of the Company unless expressly authorized by a resolution of the Board of Directors.

Audit Committee

The Audit Committee consists of three directors of the Company, Messrs. Hill, Kirk and Ryan. All members of the Audit Committee are independent directors in accordance with the National Association of Securities Dealers listing standards. Until Mr. Hill's appointment to the Board of Directors in December, 2000 Mr. Hollander also served on the Audit Committee. The Audit Committee is responsible for engaging the Company's independent auditors and reviewing with them the scope and timing of their audit services, any other services which they are asked to perform, their report on the Company's accounts following completion of the annual audit and the Company's policies and procedures with respect to internal accounting and financial control. The Audit Committee met three times during the year ended January 31, 2001. The report of the Audit Committee is set forth below.

Compensation Committee

The Compensation Committee consists of three independent directors of the Company, Messrs. Hollander, Kirk and Ryan. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to compensation and benefit levels of executive officers of the Company, including bonuses and stock option grants. The Compensation Committee met once during the year ended January 31, 2001. The report of the Compensation Committee is set forth below.

Report from the Audit Committee

Effective January 31, 2000, the SEC adopted new rules and amendments relating to the disclosure of information about companies' audit committees. The new rules require that the proxy statement must contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Any such charter must be included as an attachment to the proxy statement at least once every three years. The Audit Committee adopted a charter in March 2000. The Charter is included in this proxy statement as Appendix A.

In accordance with the Audit Committee Charter, the Audit Committee has met with management and the Company's independent auditors, and has:

     o reviewed and discussed the consolidated financial statements with management and the independent auditors;

     o discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 "Communications with Audit Committees"; and,

     o discussed with the independent auditors their independence as required by Independence Standards Board Standard No. 1 "Independent Discussions with Audit Committees".

Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001, for filing with the SEC. The Audit Committee also has recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the year ended January 31, 2002. The Board of Directors has accepted this recommendation, and recommends that the stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ended January 31, 2002.

Respectfully submitted on April 25, 2001 by the members of the Audit Committee of the Board of Directors,

Stanley J. Hill
Robert L. Kirk
Charles B. Ryan

In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Item 306 of Regulation S-K of the Exchange Act, shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject Regulation 14A of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation of Directors and Executive Officers

Board of Directors Compensation

Each of the Company's non-employee directors receives an annual director's fee of $20,000, payable in cash or stock. In addition, each director receives $1,000 for attendance at meetings of the Board of Directors or committees thereof. Members of the Board of Directors receive reimbursement for actual expenses of attendance at meetings. Messrs. Hill, Hollander, Kirk and Ryan have elected to have their compensation paid in the form of Company stock.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an employee of the Company.

Report from the Compensation Committee Regarding Executive Compensation

The Compensation Committee (the "Committee") of the Board of Directors is responsible for developing the executive compensation philosophy of First Aviation and administering this philosophy and its relationship with the compensation paid to the Chief Executive Officer and each of the other executive officers.

The basic philosophy behind executive compensation at First Aviation is to reward the executive's performance so as to create long-term shareholder value. This pay-for-performance tenet is embedded in most aspects of an executive's total compensation package. Salary increases, bonuses and long-term incentive grants are reviewed annually to ensure consistency with the Company's overall compensation philosophy.

Base Salary

All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by periodic compensation surveys. Base salaries are targeted at the median of a comparative group that includes peer group companies, similar to those reflected in the proxy performance graph, and general industry companies similar in size to First Aviation.

Long-Term Incentive Grants

Long-term incentive grants are considered for each executive. The grants are usually made in the form of incentive stock options. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. Restricted stock may be granted for specific reasons, such as (i) rewarding individual performance, (ii) recognizing Company performance, (iii) accommodating special situations, such as promotions, (iv) in lieu of other benefits or (v) in an effort to remain market competitive.

Total Compensation

Approximately 50% of the total compensation of the Company's most senior executives is "at risk", based strictly upon the performance of the Company and the return to the stockholders. In addition, certain elements of the employee benefit package, such as the Employee Stock Purchase Plan, are driven by increasing shareholder value.

Inherent in this "at risk" component is a heavy weighting toward long-term performance. At First Aviation, long-term incentives for the most senior executives can make up to half of the total amount of a senior executive's annual compensation. We believe this feature provides management with a long-term strategic incentive that will encourage the continued creation of shareholder value.

The Committee has access to national compensation surveys and the financial records of the Company. The Committee reviews each element of compensation to ensure that the total compensation delivered is reflective of the Company's performance with input on market competitiveness. The executive compensation program is designed to provide compensation for performance. In the last review, the Committee confirmed that the executive compensation program was meeting the targeted objective.

Mr. Culver's base salary during the year ended January 31, 2001 was paid in accordance with his employment agreement. Mr. Culver also received a bonus as approved by the Committee. Mr. Culver did not receive a stock award under the Company's plans.

Report from the Compensation Committee Regarding Executive Compensation (continued)

Summary

Executive compensation at First Aviation is considered very seriously by the Committee, the Board of Directors and senior management. The Committee believes there should be a strong link between the financial rewards of the executives and the success of the shareholder. The success of the shareholder is measured by the increase in shareholder value. The Committee believes that with the present plans in place management will continue to strive to increase shareholder value.

Respectfully submitted by the members of the Compensation Committee to the Board of Directors,

Aaron P. Hollander
Robert L. Kirk
Charles B. Ryan


Executive Compensation

                           Summary Compensation Table


The following table sets forth certain information for each of the years ended January 31, 2001, 2000, and 1999, regarding compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the other executive officers of the Company whose compensation exceeded $100,000.



                                                                                                         Long-Term
                                                                       Annual Compensation              Compensation
                                                              -----------------------------------     ---------------
                                                                                                          Awards
                                                                                                      ---------------
                                                                                                        Securities
                                                                                                        Underlying
                                                                                                          Options
  Name and Principal Position      Year ended January 31,          Salary              Bonus                (#)
------------------------------   ---------------------------  ----------------   ----------------     ---------------
Michael C. Culver                           2001                  $250,000           $150,000                  -
Director, President and Chief               2000                  $225,000           $200,000                  -
Executive Officer                           1999                  $180,000           $120,000                  -

Gerald E. Schlesinger                       2001                  $250,000           $150,000             50,000
Senior Vice President                       2000                  $225,000           $200,000             50,000
                                            1999                  $190,000           $120,000                  -

John A. Marsalisi                           2001                  $200,000            $75,000             40,000
Director, Secretary and Chief               2000                  $180,000           $100,000             40,000
Financial Officer                           1999                  $155,000            $75,000                  -

                      Option Grants in the Last Fiscal Year

The following table sets forth information regarding the stock options that were granted during the year ended January 31, 2001 to each of the officers named in the Summary Compensation Table.

                                Individual Grants

                         Number of
                         Securities     Percent of Total
                         Underlying     Options Granted                                         Grant Date
                         Options        to Employees in     Exercise or                         Present Value
Name                     Granted (#)    Fiscal year         Base Price       Expiration date    Per Share (1)
---------------------    ------------   ----------------    -------------    ---------------    -------------
Michael C. Culver              None          N/A               N/A               N/A               N/A

Gerald E. Schlesinger          50,000        27.7%             $5.00             2010              $2.24

John A. Marsalisi              40,000        22.2%             $5.00             2010              $2.24



         1. The present value on the grant date was determined by using the Black-Scholes option-pricing model. The model as applied used the applicable grant date, the exercise price as shown in the table and the fair market value of the Company's Common Stock on the grant date. The model assumed (i) a risk-free return of 5.0%, (ii) a dividend yield of 0%, (iii) an average volatility factor of 0.493 and (iv) an expected life of four years. No discount from the theoretical value was taken to reflect the waiting period prior to vesting, the limited transferability of the options, and the likelihood of the options being exercised in advance of the final day of their terms. There is no assurance that the values actually realized upon the exercise of these options will be at or near the present values shown in the tables as of the date of grant. The Black-Scholes option pricing model is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as the dividend yield and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. However, an optionee can realize an option's value before maturity only by exercising and thereby sacrificing the option's remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of performance of the Company's Common Stock, which will be influenced by future events and unknown factors.

                          Fiscal Year-End Option Values

No options were exercised during the year ended January 31, 2001 by any of the officers named in the Summary Compensation Table. The following table sets forth the aggregate positions in stock options at January 31, 2001 held by each of the officers named in the Summary Compensation Table.



                                  Number of Securities               Value of Unexcercised
                                 Underlying Unexercised              In-The-Money Options
                             Options at Fiscal Year End (#)           at Fiscal Year End
                             ------------------------------           ------------------
        Name                    Exercisable/Unexercisable         Excercisable/Unexcercisable
----------------------       ------------------------------     -------------------------------
Michael C. Culver                       None/None                             N/A

Gerald E. Schlesinger                 64,167/95,833                      $2,083/4,167

John A. Marsalisi                     58,333/66,667                      $1,667/3,333



Employment Contracts

In December 1999, First Aviation entered into employment agreements with Michael
C. Culver, Gerald E. Schlesinger, and John A. Marsalisi. Each of these employment agreements are for terms of three years, expiring on December 31, 2002, and provide for annual base salaries of $225,000, $225,000 and $180,000, respectively. All of the employment agreements provide for base salaries to be adjusted at the discretion of the Board of Directors. In addition, each employment agreement provides for: (i) benefits which also are generally available to other employees of First Aviation in similar employment positions,
(ii) reimbursement of reasonable business related expenses, (iii) three weeks paid vacation a year, and (iv) a severance payment upon termination, without cause or for death or disability, equal to six months base salary. Each of the agreements may be terminated by First Aviation without cause at any time upon 30 days notice or by the executive for any reason upon 30 days notice.

Messrs. Culver, Schlesinger and Marsalisi each have, as part of their respective employment agreements, agreed not to compete with First Aviation for a period of six months following the end of his employment by First Aviation and not to solicit employees or customers of First Aviation for a period of six months following the end of his employment with First Aviation.

In December 1999 the Company entered into separate three-year agreements with Messrs. Culver, Schlesinger, and Marsalisi whereby the employee will be entitled, upon a change in control of the Company's Board of Directors, as defined, to receive certain payments if the individual's employment subsequently is terminated for any reason other than cause.

Stock Performance Graph

The following graph compares the cumulative stockholder return on First Aviation Common Stock with The Russell 2000 Stock Index and a peer group index selected by the Company. The peer group is comprised of the following companies: AVTEAM, Inc., Kellstrom Industries, Inc., Aviation Sales Corporation, Aviall Inc., and Satair A/S. The comparison assumes $100 was invested as of February 28, 1997 (the date on which shares of the Company's Common Stock began trading on a "when issued" basis) and the reinvestment of all dividends.

[graph]


                            February 28,     January 31,     January 31,      January 31,     January 31,
                                1997            1998             1999            2000             2001
                                ----            ----             ----            ----             ----
Peer Group                      $100           $130.76         $124.54          $ 55.25         $ 52.01
First Aviation                  $100           $ 67.50         $ 45.00          $ 50.00         $ 46.25
Russell 2000                    $100           $119.44         $118.66          $137.82         $141.19


Certain Relationships and Related Transactions

Effective March 7, 2000, the Company and First Equity, a subsidiary of First Equity Group, entered into a two-year agreement relating to the allocation of potential investment and acquisition opportunities in the aerospace parts distribution and logistics business. Pursuant to the agreement, First Equity agreed that neither First Equity nor any of its majority-owned subsidiaries would, as a principal, consummate any acquisition of a majority interest in any business anywhere in the world (a "Covered Acquisition"), without first notifying the Company and providing the Company with the opportunity to choose to effect the Covered Acquisition for its own account. The Company's decision as to whether to effect the Covered Acquisition will be made by the independent members of the Board of Directors of the Company. The agreement is subject to early termination in the event First Equity reduces its ownership interest in the Company to less than 10% of the Company's outstanding voting securities. The agreement does not apply to any proposed acquisition by First Equity of any business that generates less than 15% of its aggregate net sales from aerospace parts distribution or logistics, nor to any advisory services performed by First Equity on behalf of third parties.

Upon the authorization of the independent members of the Board of Directors, the Company entered into an advisory agreement with First Equity. The advisory agreement, which was effective February 1, 2000, has a two-year term, and was a renewal on substantially the same terms and conditions of a prior agreement. Pursuant to the terms of this agreement, First Equity provides the Company with investment and financial advisory services relating to potential acquisitions and other financial transactions. The Company pays First Equity a $30,000 monthly retainer. In addition, upon the successful completion of certain transactions, the Company will pay a fee to First Equity ("Success Fee"), and will reimburse First Equity for its out-of-pocket expenses. The amount of any Success Fee will be established by the independent members of the Board of Directors and will be dependent upon a variety of factors, including, but not limited to, the services to be provided and the size and type of the transaction. Up to one year's worth of retainer fees paid can be applied as a credit against any Success Fee, subject to certain limitations. The agreement may be terminated by either party upon 30-days written notice to the other party. During the year ended January 31, 2001, the Company paid First Equity retainer fees totaling $360,000. No Success Fee was paid.

The Company subleases from First Equity approximately 3,000 square feet of office space in Westport, Connecticut. The sublease, which became effective April 21, 1997, is for a period of ten years, and is cancelable by either party with six months notice. The Company has the option to renew the sublease for two additional five-year periods. Lease payments under this sublease totaled approximately $94,600, $102,000 and $98,000, respectively, for the years ended January 31, 2001, 2000 and 1999.

The Company believes that the terms of the advisory agreement and the sublease agreement between the Company and First Equity are at least as favorable as the terms that would have been obtained by the Company from an unaffiliated third-party.


2. Appointment of Auditors (Proposal No. 2)

On the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Ernst & Young LLP as independent auditors for the year ended January 31, 2002, subject to ratification by our stockholders. Ernst & Young LLP has audited the Company's consolidated financial statements since 1995.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so, and will be available to answer appropriate questions from stockholders.

If the foregoing proposal is not approved at the Annual Meeting, or if prior to the 2002 Annual Meeting of Stockholders, Ernst & Young LLP shall decline to act or otherwise become incapable of acting, or if its engagement shall otherwise be discontinued by the Board of Directors, then in any such case, the Board of Directors will appoint other independent auditors whose engagement for any period subsequent to the 2001 Annual Meeting will be subject to ratification by the Stockholders at the 2002 Annual Meeting of Stockholders.

Fees related to the audit of the Company's annual consolidated financial statements for the year ended January 31, 2001 and review of the Company's quarterly reports on Form 10-Q totaled $272,500.

The Company did not engage Ernst & Young LLP to provide advise regarding financial information systems design and implementation during the year ended January 31, 2001, nor did the Company engage Ernst & Young LLP for any other non audit related services, including tax related services, for the year ended January 31, 2001.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as independent auditors for the year ended January 31, 2002.

3. Proposal to Amend the First Aviation Services Inc. Stock Incentive Plan (Proposal No. 3)

The First Aviation Services Stock Incentive Plan (the "Plan") initially was adopted by the Company's Board of Directors and approved by the Company's stockholders on December 20, 1996. The purpose of the Plan is to promote the success of the Company by providing an additional means through the grant of awards to attract, motivate, retain and reward key employees of the Company, including officers, (whether or not directors), for high levels of individual performance and improved financial performance of the Company, and to attract, motivate and retain experienced and knowledgeable independent directors.

The Executive Committee to the Board of Directors has approved an amendment to the Plan to increase the number of shares of Common Stock available for issuance pursuant to grants thereunder by 200,000, and has directed that such amendment be submitted to the Company's stockholders for approval at the 2001 Annual Meeting. As of May 30, 2001, 150,000 stock options had been granted pursuant to the Plan and exercised, 561,000 stock options have been issued and are outstanding, and 89,000 shares of the Company's Common Stock remained available for future grants. The Executive Committee believes that the proposed increase is necessary because of the need to continue to make grants under the Plan to attract, retain and motivate eligible persons. The effective date of the proposed amendment will be on the date such amendment is approved by the stockholders. Any grants given under the Plan must be approved by the Compensation Committee.

The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan. A copy of the Plan may be obtained by contacting the Company directly, or from the SEC website at www.sec.gov, under "Company Info on EDGAR" for First Aviation Services, Form Type S-8, filed on April 25, 1997.

Administration of the Plan

The Plan is administered by the Compensation Committee, each member of whom is a "Non-Employee Director" as such term is defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended and an "Outside Director" as such term is defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Compensation Committee must act by a majority of its members in office. The Compensation Committee may act by vote at a meeting or by written consent. In addition to any other powers described herein, the Compensation Committee has the authority to select those eligible persons who may participate in the Plan and to determine the terms and conditions of their awards, including the number of shares subject thereto, subject only to the limitations of the Plan and applicable law. In addition, the Compensation Committee has the authority to construe and interpret the terms of the Plan and individual award agreements and make all other determinations and take any other action that is necessary or advisable for the administration of the Plan. A member of the Compensation Committee generally will not be liable for actions or determinations made in good faith with respect to the Plan.

Amendment, Suspension or Termination of the Plan

The Plan will terminate on December 19, 2006. However, the Board may, at any earlier time, suspend or terminate the Plan (without shareholder approval). Such termination typically will not affect rights of participants which accrued prior to such termination. The Board also may amend the Plan at any time.

Any amendment or termination of the Plan will not be made if it would adversely affect any material vested benefits under any awards without the consent of the affected recipients. The Compensation Committee may, with the consent of a participant, waive any conditions or rights with respect to, or amend, alter, suspend, discontinue or terminate any unexercised award.

3. Proposal to Amend the First Aviation Services Inc. Stock Incentive Plan (Proposal No. 3) (continued)

Eligibility and Participation

Any officer (whether or not a director), other employees of the Company and its subsidiaries, any non-employee Director of the Company, or any individual consultant or advisor who renders bona fide services to the Company, as determined in the sole discretion of the Compensation Committee, is eligible to be granted awards under the Plan. The individuals eligible to participate in the Plan are referred to herein as "Eligible Persons." The Compensation Committee may grant an award to any Eligible Person who performs significant services for the benefit of the Company.

Shares Available for Awards and Terms of Awards

The Compensation Committee determines the number of shares subject to each award granted to an Eligible Person under the Plan, and the terms and conditions of such award, including the price (if any) to be paid to the Company for the shares or the award and, in the case of Performance Share Awards, the specific objectives, goals and performance criteria of such awards. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted during any calendar year to any Eligible Employee may not exceed 150,000 shares. These shares may be unissued shares of the Company or reacquired shares bought on the open market for that purpose.

Under the Plan, each of the limits described above as well as the kind of shares available are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding.

No Transferability

The Plan provides, with limited exceptions, that rights or benefits under any award are not assignable or transferable except by will or the laws of descent and distribution, and that only the Eligible Person (or, if the Eligible Person has suffered a disability, his or her legal representative) may exercise his or her award during the Eligible Person's lifetime. There are certain exceptions for transfers to members of the participant's family, charitable institutions or entities whose beneficiaries are members of the participant's family or charitable institutions pursuant to conditions that the Compensation Committee may establish. There also are exceptions for transfers to the Company, transfers pursuant to domestic relations orders and, if authorized by the Compensation Committee, "cashless exercises" with unaffiliated third parties who provide financing or otherwise facilitate the exercise of awards consistent with applicable legal standards.

Award Agreement

Each award must be evidenced by a written agreement (the "Award Agreement") executed by an authorized officer of the Company and, if required by the Compensation Committee, by the Eligible Person, containing all the terms and conditions of the award.

Possible Early Termination of Awards

In the event that the stockholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of substantially all of the business assets of the Company, unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and or stock appreciation right shall become immediately exercisable, restricted stock shall immediately vest and the number of shares covered by each performance share shall be issued to the participant.

3. Proposal to Amend the First Aviation Services Inc. Stock Incentive Plan (Proposal No. 3) (continued)

The Plan generally provides that if a Participant's employment by the Company terminates for any reason other than for cause (as determined in the discretion of the Compensation Committee), the Participant will have three months from the date of his or her severance to exercise his or her award to the extent it was exercisable on the date of severance. After such period of time, the award will terminate. In the case of a termination for cause, a Participant's award will automatically terminate on the date of severance. In no case, however, will the exercise period extend beyond the original expiration date of the award.

Nothing in the Plan confers upon an employee the right to remain in the employ of the Company, or to interfere with the right of the Company to reduce such employee's compensation.

Awards

          a.     Options

One or more options ("Options") may be granted to any Eligible Person. The Compensation Committee will designate options as either Incentive Stock Options, within the meaning of Section 422 of the Code, or Nonqualified Stock Options, those not meeting the requirements of the Code, and the appropriate designation will appear on the respective Award Agreement. However, only employees of the Company may be granted Incentive Stock Options. Award Agreements need not be identical and, as previously noted, the terms of individual Award Agreements are determined by the Compensation Committee, subject to the limitations described in the Plan.

No Option may be exercised more than 10 years (or, in the case of Incentive Stock Options granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company, five years) after the date it is granted or such shorter period as the Compensation Committee may determine. Specific exercise features are set forth in the applicable Award Agreements. Typically, options are exercisable until the expiration of the exercise period, subject to possible acceleration by the Compensation Committee and early termination as described above (see "Possible Early Termination of Awards" above).

The purchase price payable upon the exercise of an Incentive Stock Option must be at least equal to the fair market value of the Common Stock on the award date. However, with respect to Incentive Stock Options granted to a recipient who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least equal to 110% of the fair market value of the Common Stock on the award date. Payment for the exercise may be made (i) in cash, check, or by electronic funds transfer, (ii) by notice and third party payment in such manner as may be authorized by the Compensation Committee, (iii) if authorized by the Compensation Committee, by a promissory note consistent with the requirements of the Plan, or (iv) subject to the Compensation Committee's approval, by delivery of shares of common stock of the Company already owned by the Eligible Person.

Holders of Options will have no rights as stockholders with respect to any shares covered by such Options until stock certificates are issued for such shares. Except as described above (see "Shares Available for Awards and Terms of Awards"), no adjustment will be made for cash dividends or distributions or other rights for which the record date is prior to the date the stock certificate is issued.

3. Proposal to Amend the First Aviation Services Inc. Stock Incentive Plan (Proposal No. 3) (continued)

          b.     Stock Appreciation Rights

In its discretion, the Compensation Committee may grant a Stock Appreciation Right either concurrently with the grant of another award, with respect to an outstanding award, or independently of an award. A Stock Appreciation Right is the right to receive payment of an amount equal to the excess of the fair market value of the Common Stock on the date of exercise of the Stock Appreciation Right over the exercise price of the related award (or the initial share value specified in the applicable Award Agreement). The Stock Appreciation Right may extend to all or a portion of the shares covered by the related award and a Stock Appreciation Right is only exercisable when and to the extent that the related award is exercisable (or as provided in the applicable Award Agreement).

Upon exercise of a Stock Appreciation Right, the participant receives, for each share with respect to which the Stock Appreciation Right is exercised, an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the exercise price of the related award or the initial share value specified in the applicable Award Agreement. The Compensation Committee, in its sole discretion, may provide for payment upon exercise of a Stock Appreciation Right to be solely in shares of Common Stock (valued at fair market value at date of exercise), in cash, or in a combination of Common Stock and cash.

          c.     Restricted Stock Awards

A Restricted Stock Award is an award of a fixed number of shares of Common Stock subject to vesting requirements and other restrictions. The Compensation Committee specifies the price, if any, the participant must pay for such shares and the restrictions imposed on such shares. Restricted Stock awarded to a participant may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered during the restricted period. Stock certificates evidencing shares of restricted stock shall be held by the Company, or in trust or in escrow pursuant to an agreement satisfactory to the Compensation Committee, until the restrictions have expired. The applicable Award Agreement shall state whether the recipient of a Restricted Stock Award is entitled to receive any dividends pertaining to such shares prior to the time they have vested, and the extent to which cash paid or received in connection with a Restricted Stock Award must be returned in the event that any of the restricted shares subject to the award cease to be eligible for vesting. The participant may vote any restricted shares prior to the time they have vested.

          d.     Performance Share Awards

The Compensation Committee may, in its discretion, grant one or more Performance Share Awards to any participant based upon such factors (including financial and non-financial performance measures) as the Compensation Committee shall deem relevant in light of the specific type and terms of the award. The amount of cash or shares or other property that may be deliverable pursuant to such an award is based upon the degree of attainment over a specified period of such measure(s) of performance of the Company (or any part thereof) or the participant as may be established by the Compensation Committee. In general, an Award Agreement shall specify the minimum, target and maximum number of shares (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the participant, the duration of the award and the conditions upon which delivery of any shares or cash to the participant will be based. No award shall be paid if minimal performance is not achieved. In addition, if the Compensation Committee determines in its sole discretion that established performance measures or objectives are no longer suitable because of a change in business operations, corporate or capital structure or other conditions that are appropriate, the Compensation Committee may modify performance measures and objectives as appropriate.

3. Proposal to Amend the First Aviation Services Inc. Stock Incentive Plan (Proposal No. 3) (continued)

          e.     Tax Withholding

The Compensation Committee may in its discretion grant a participant the right to elect to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market value to satisfy applicable tax withholding requirements.

Employee Retirement Income Security Act of 1974

The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Benefits under the Stock Incentive Plan

The number of options that may be granted to employees, consultants or executive officers in the future under the Stock Incentive Plan cannot be determined with any reasonable degree of certainty, although it is anticipated that grants to executive officers will be made in the future. In addition, awards of stock may be made to Directors in lieu of cash payments of Directors fees. The table under the caption "Option Grants in the Last Fiscal Year" provides information regarding stock options granted during the year ended January 31, 2001 to each of the officers named in the Summary Compensation Table. The following table reflects the options that were received by or allocated to each of the groups set forth below during the year ended January 31, 2001:

Name and Position                                       Number of Shares

Executive Officer Group in total                             90,000
Non Executive Director Group                                      -
Non Executive Officer Group (8 persons)                      75,500

The Board of Directors recommends a vote FOR the adoption of the amendment to the First Aviation Services Stock Incentive Plan.

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations also may be made by personal interview, facsimile, telecopy, telegram and telephone. The Company will use the services of American Stock Transfer & Trust Company to assist in soliciting proxies, and expects to pay a nominal fee for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, also may request the return of proxies by telephone, facsimile, telegram or in person.


Stockholder Proposals

All proposals from stockholders to be included in the proxy materials to be distributed by the Company in connection with the next annual meeting of stockholders must be received by the Secretary of the Company, 15 Riverside Avenue, Westport, Connecticut 06880, not later than the close of business on January 30, 2002.

In addition, as more fully explained in the Company's Bylaws, in order to be properly brought before the next annual meeting of stockholders, proposals, including proposals for the nomination of directors, removal of directors, amendments to the Company's Certificate of Incorporation or Bylaws, or the repeal of a bylaw, must be received in writing by the Company's Secretary no earlier than 90 days and no later than 60 days in advance of the next annual meeting of stockholders, or, if fewer than 70 days notice or prior public disclosure of the meeting date is given or made by the Company, not later than the 10th day after which notice was mailed or such public disclosure was made.



                                          By order of the Board of Directors,

                                          /s/ John A. Marsalisi
                                          -------------------------
                                          John A. Marsalisi
                                          Secretary

                                   APPENDIX A
                          FIRST AVIATIONS SERVICES INC.
                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF STOCKHOLDERS

                             AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall annually review and reassess the charter and obtain the approval of the board of directors. The committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. However, the committee may include one director who is not independent if after due consideration and the exercise of prudent business judgment the Board of Directors determines the appointment to be in the best interests of the corporation and its shareholders. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures shall remain flexible, in order to best react to changing conditions and circumstances. The committee shall take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring process of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

         o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

         o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

         o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.